UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 13a-11 of the Securities Exchange Act of 1934

For the Period Ended: August 20, 2007

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: August 3, 2007)

Filing Date of this Report: October 1, 2007

DISTRIBUTION MANAGEMENT SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	000-27539	65-0574760
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

11601 Biscayne Boulevard
Suite 201
North Miami, Florida 33181
(Street Address of Principal Executive Office)

(305) 893-9270
(Registrant’s Telephone Number Including Area Code)
Telecopier (305) 893-6696

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTICE OF ADVICE OF FORWARD-LOOKING STATEMENTS.

     Some of the statements we are making in this report are subjective and written in our favor. These types of statements may be considered "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     These forward-looking statements ARE NOT HISTORICAL FACTS; rather, these statements are based upon our senior executive management's OPINIONS AND ESTIMATES as of the date we make these statements. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY OUR SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE STATEMENT WAS MADE. We may be overly optimistic in our statements to you about our beliefs and expectations of any plan or event associated with these forward-looking statements. We use words like "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", "contemplate", "prospective", "attempt", "proposed", and similar expressions or terms, which you can interpret to identify these forward-looking statements.

     We advise you NOT to place too much influence or reliance on our forward-looking statements. These statements are only good on the date we made them. We undertake no obligation to update these forward-looking statements, or any information associated with them, in any future filings, schedules, or reports.

SECTION 8 - OTHER EVENTS.
ITEM 8.01. OTHER EVENTS.

A. Proposed Disposition of Corporate Assets.

     On August 20, 2007, we entered into a definitive letter of intent with Coastline Management Group, LLC, which claims to be the manager of Coastline Management Group, Inc., a Florida corporation, the proposed purchaser of our assets briefly described below.

     The letter of intent calls for us to dispose of the significant amount of our assets under a purchase agreement between us and Coastline on or before 90 days from the date we delivered that letter of intent. We are annexing a copy of the letter of intent as Exhibit 99.1 hereof.

     The assets we intend to sell to Coastline are comprised of certain improved residential real estate lots we own in Poinciana, Polk County, Florida. Our real estate portfolio in Poinciana consists of approximately 174 improved lots, together with all of the lands, building struts, rights-of-way, easements, permits, entitlements, fixed assets, contracts, licenses, approvals, and the like owned by us. A description of our real estate assets are included as a part of Exhibit 99.1 hereof.

     We intend to sell said assets to Coastline and have agreed to conduct the closing of the transaction at the offices of Smoler, Lerman, Bente & Whitebook, P. A. There exists no prior or current certain relationships between each of us, any of our officers, directors, key employees, or principal beneficial owners, and Coastline, Coastline's managing members, officers, directors, principal beneficial owners, or attorneys.

     The letter of intent calls for us to enter into a definitive purchase agreement within 90 days from the date thereof. Coastline, or its designees, assigns, legatees, or successors, will be required to pay us the sum of $8,700,000 for our assets, less any broker's commission, to be determined. To that extent, Coastline has deposited the sum of $50,000 into an escrow account in our favor at the Smoler Lerman law offices. This $50,000 is supposed to be released and paid to us from the escrow following the initial 90-day due-diligence period. The letter of intent further requires Coastline to deposit an additional $50,000 non-refundable deposit to the escrow, which will be held in escrow until the closing on the last parcel. It is our understanding the entire $100,000 deposit will be released and paid to us from the escrow of Coastline, as the buyer, does not close the transaction at any time following the execution and delivery of a definitive purchase agreement.

     The letter of intent calls for the mutual exchange of due-diligence during the initial 90-day period, and describes certain standard conditions as to the ultimate closing of the transaction. While the letter of intent is definitive, we do not deem the letter of intent to be a material definitive agreement; however, section 6 and section 7 of the letter of intent are intended to be binding upon the parties. We encourage you to read the letter of intent and its exhibits.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits.

Exhibit No.	Description of Exhibit

99.1	Definitive Letter of Intent dated August 20, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 1, 2007
By Order of the Board of Directors:

Leo Greenfield

Leo Greenfield
President
Chief Executive Officer